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For further information, please contact:
Glenn L. Purple
Vice President-Finance
Tel: (860) 677-2603

                                                          FOR IMMEDIATE RELEASE

                 EDAC TECHNOLOGIES REPORTS THIRD QUARTER RESULTS


FARMINGTON, Conn., November 4, 2003 -- EDAC Technologies Corporation (OTC Bulletin Board: EDAC.OB), a designer and manufacturer of tools, fixtures, jet engine components, injection molds and spindles, today reported results for the third quarter of 2003.

Third quarter 2003 net loss was $52,000 or $.01 per diluted share versus a net loss of $706,000 or a loss of $0.16 per diluted share for the third quarter of 2002. Sales for the third quarter 2003 were $6,438,000 versus $5,798,000 for the third quarter 2002.

For the nine months ended September 27, 2003, net income was $6,686,000 or $1.49 per diluted share versus a net loss of $12,215,000 or a loss of $2.77 per diluted share. The nine months of 2003 benefited from the $7,253,000 gain on debt restructuring. Without the gain, the net loss for the nine months of 2003 would have been $567,000. The nine months of 2002 included a write down of $10,381,000 due to the cumulative effect of the adoption of SFAS No. 142 "Goodwill and Other Intangible Assets." Without the write down, the net loss for the nine months of 2002 would have been $1,834,000 or a loss of $0.41 per diluted share.

Commenting on the third quarter, Dominick A. Pagano, President and Chief Executive Officer, said, "We are very pleased with the results of the third quarter knowing that sales were going to be off from the second quarter. It should be noted that sales for the nine months this year are approximately the same as sales for nine months last year. However, gross profit for the nine months improved significantly and selling, general and administrative has decreased significantly. As a result there has been a substantial improvement in the results from operations. Recent order activity in the industrial product lines has been robust. We are optimistic for the coming year and continue with initiatives that we believe will strengthen EDAC's revenues and margins."

ABOUT EDAC TECHNOLOGIES CORPORATION
EDAC Technologies Corporation offers design and manufacturing services for the aerospace industry in such areas as jet engine parts, special tooling, equipment and gauges and components used in the manufacture, assembly and inspection of jet engines. EDAC's spindle product line specializes in the design, manufacture and repair of precision spindles, which are an integral part of numerous machine tools found in virtually every manufacturing environment. The Apex Machine Tool product line specializes in high-precision fixtures, gauges, dies and molds.

Cautionary Statement Regarding Forward Looking Statements - This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company uses words such as "plans," seeks," "projects," "expects," "believes," "may," "anticipates," "estimates," "should," and similar expressions to



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identify these forward looking statements. These statements are subject to risks and uncertainties and are based upon the Company's beliefs and assumptions.
There are a number of important factors that may affect the Company's actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the control of the Company and are difficult to predict. These important factors include, without limitation, factors which could affect demand for the Company's products and services such as general economic conditions and economic conditions in the aerospace industry and the other industries in which the Company competes; competition from the Company's competitors; and the Company's ability to enter into satisfactory financing arrangements. These and other factors are described in the Company's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's expectations and beliefs as of the date of this release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation or intention to do so.



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EDAC TECHNOLOGIES CORPORATION
FINANCIAL HIGHLIGHTS (UNAUDITED)

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


                                        For the three months ended          For the nine months ended
                                      ------------------------------      ------------------------------
                                        Sept. 27,         Sept. 28,         Sept. 27,        Sept. 28,
                                          2003              2002              2003             2002
                                      ------------      ------------      ------------      ------------
Sales                                 $  6,437,696      $  5,797,981      $ 19,684,841      $ 19,803,961
Cost of sales                            5,655,411         5,487,903   (1)  17,640,983        18,657,562
                                      ------------      ------------      ------------      ------------
    Gross profit                           782,285           310,078         2,043,858         1,146,399

Selling, general and
  and administrative
  expenses                                 663,023         1,004,425         2,136,584         2,910,397
                                      ------------      ------------      ------------      ------------
Income (loss)
   from operations                         119,262          (694,347)          (92,726)       (1,763,998)

Non-operating income
  (expense):
         Gain on debt
           restructuring                       -                 -           7,253,203               -
         Interest expense                 (171,474)         (188,437)         (518,407)         (561,853)
         Other                                 500               962            43,713            33,518
                                      ------------      ------------      ------------      ------------
         Total non-operating
           income (expense)               (170,974)         (187,475)        6,778,509          (528,335)

(Loss) income before
  income taxes and cumulative
  effect of adoption
  of SFAS No. 142                          (51,712)         (881,822)        6,685,783        (2,292,333)

Benefit from income taxes                      -             175,897               -             458,489
                                      ------------      ------------      ------------      ------------

(Loss) income before
  cumulative effect of change
  in accounting principle                  (51,712)         (705,925)        6,685,783        (1,833,844)

Cumulative effect of
  adoption of SFAS No. 142                     -                 -                 -         (10,381,077)
                                      ------------      ------------      ------------      ------------

Net (loss) income                     $    (51,712)     $   (705,925)     $  6,685,783      $(12,214,921)
                                      ============      ============      ============      ============

Basic per common share data:
 (Loss) income before
   cumulative effect of change in
   accounting principle               $      (0.01)     $      (0.16)     $       1.51      $      (0.41)
  Cumulative effect of change
   in accounting principle                     -                 -                 -               (2.36)
                                      ------------      ------------      ------------      ------------
  Net (loss) income                   $      (0.01)     $      (0.16)     $       1.51      $      (2.77)
                                      ============      ============      ============      ============

Diluted per common share data:
(Loss) income before
   cumulative effect of change in
   accounting principle               $      (0.01)     $      (0.16)     $       1.49      $      (0.41)
  Cumulative effect of change
   in accounting principle                     -                 -                 -               (2.36)
                                      ------------      ------------      ------------      ------------
  Net (loss) income                   $      (0.01)     $      (0.16)     $       1.49      $      (2.77)
                                      ============      ============      ============      ============


Weighted average shares:
  Basic                                  4,425,270         4,416,038         4,419,011         4,406,038
  Diluted                                4,425,270         4,416,038         4,491,919         4,406,038

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(1)  Nine months ended September 27, 2003 includes $159,000 of restructuring expenses in the first quarter of 2003.